The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286


June 28, 2006




Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing one-half an Ordinary Shares of Genesys S.A.
(Form F-6 File No 333-109041)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the ratio change of Genesys SA, from one American
Depositary Receipt representing one-half of an Ordinary Share of Genesys SA to one American
Depositary Receipt representing one Ordinary
Share of Genesys SA, effective June 29, 2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio of one American
Depositary Receipt equals one Ordinary Share of Genesys SA.

The Prospectus has been revised to reflect the new name of cents by addition of the following notation:

Effective June 29, 2006, One ADR equals
One Ordinary Share.

Please contact me with any questions or
comments at 212 815-4244.